Pricing Supplement dated February 11, 1996      Rule 424(b)(3)
       (To Prospectus dated October 23, 1995)          File No. 33-62601

                        $190,587,000 Principal Amount

                                Advanta Corp.

                                91 Day Notes
                      Six, Eighteen and Thirty Month Notes
              One, Two, Three, Four, Five, Seven and Ten Year Notes



                  Interest    Annual               Interest   Annual
                    Rate     Percentage              Rate    Percentage
                    Per       Yield                  Per      Yield
   Maturity        Annum      (APY)*    Maturity     Annum     (APY)*


   91 Days          5.12%     5.25%    One Year      5.78%    5.95%
   Six Months       5.35%     5.50%    Two Years     5.87%    6.05%
   Eighteen Months  5.83%     6.00%    Four Years    5.97%    6.15%
   Thirty Months    5.92%     6.10%    Five Years    6.02%    6.20%












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      * The APY assumes interest and principal remain on deposit until maturity.  Substantial penalty for early withdrawal.